Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our reports dated October 10, 2025, relating to the financial statements and financial highlights of Fidelity Conservative Income Bond Fund and Fidelity Short-Term Bond Index Fund, our report dated October 13, 2025, relating to the financial statements and financial highlights of Fidelity Sustainability Bond Index Fund, our reports dated October 15, 2025, relating to the financial statements and financial highlights of Fidelity SAI Sustainable Low Duration Bond Fund (formerly Fidelity SAI Sustainable Low Duration Income Fund), Fidelity Series Sustainable Investment Grade Bond Fund, and Fidelity Sustainable Core Plus Bond Fund, and our reports dated October 16, 2025, relating to the financial statements and financial highlights of Fidelity SAI Investment Grade Securitized Fund, Fidelity Series Corporate Bond Fund, and Fidelity Sustainable Low Duration Bond Fund, appearing on Form N-CSR of Fidelity Salem Street Trust for the year ended August 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 22, 2025